UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report)	July 27 , 2007
(Date of earliest event reported)	July 24, 2007

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

We announced the following management changes on July 24, 2007.

Pierce H. Norton II, 47, has been named executive vice president - natural gas of ONEOK, Inc. and ONEOK Partners GP, L.L.C., the sole general partner of ONEOK Partners, L.P.  Mr. Norton joined ONEOK, Inc. in 2004 and served as president of Bear Paw Energy, LLC, and Crestone Energy Ventures, subsidiaries of ONEOK Partners, L.P., through 2006. In 2005, he assumed additional responsibilities leading our gathering and processing segment. He was named president - gathering and processing for ONEOK Partners, L.P. in April 2006 in connection with ONEOK Partners, L.P. acquisition of our gathering and processing assets.  Prior to joining ONEOK, Inc., Mr. Norton served from 2001 to 2004 as vice president and general manager of midstream businesses for Northern Border Partners, L.P.

Terry K. Spencer, 48, has been named executive vice president - natural gas liquids of ONEOK, Inc. and ONEOK Partners GP, L.L.C., the sole general partner of ONEOK Partners, L.P. Mr. Spencer previously served as president - natural gas liquids for ONEOK Partners, L.P. from April 2006 and served as our senior vice president - natural gas liquids from July 2005 to March 2006. From 2003 to 2005, he served as vice president and general manager and vice president of gas supply and project development for our gathering and processing segment. Mr. Spencer joined ONEOK, Inc. in 2001 and served as director, project development and continued in that role until 2003.

We do not have employment agreements with either Mr. Norton or Mr. Spencer. However, both of these officers have previously entered into a Termination Agreement with ONEOK, Inc. Under the Termination Agreement, severance payments and benefits are payable if the officer's employment is terminated by ONEOK, Inc. without "just cause" or by the officer for "good reason" at any time within three years following a change in control of ONEOK, Inc. Severance payments and benefits include a lump sum payment equal to a multiple of the officer's annual compensation, which includes annual base salary and the greater of the officer's bonus for the last year preceding a change in control or his target bonus for the year in which the change in control occurs. The officer would also be entitled to a prorated portion of the officer's targeted short-term incentive compensation and accelerated vesting of retirement and other benefits, as well as continuation of welfare benefits for a certain number of months.

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Item 9.01	Financial Statements and Exhibits
Exhibits
99.1 Press release issued by ONEOK, Inc. and ONEOK Partners, L. P. dated July 24, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.
Date:	July 27, 2007	By:	/s/ Curtis L. Dinan
Senior Vice President - Chief Financial Officer and Treasurer

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